UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 29, 2004


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                          ---------------------------



ITEM 12. Results of Operations and Financial Condition

         The following information, except for our forecasts for the upcoming quarter and for 2004 and except for our references to non-GAAP financial measures (as defined in Regulation G promulgated by the Securities and Exchange Commission), shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed by us under the Securities Act of 1933, as amended, except to the extent that such incorporated information is superceded by information as of a subsequent date that is included in or incorporated by reference into any such registration statement. None of the following information shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

         On April 29, 2004, we issued a press release announcing our first quarter 2004 consolidated operating results. More complete information on our operating results will be included in our Quarterly Report on Form 10-Q for the period ended March 31, 2004, which we expect to file shortly with the Securities and Exchange Commission. The entire text of our April 29, 2004 press release is reproduced below:


FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
April 29, 2004                      Media: Patricia Cameron 318.388.9674
                                    patricia.cameron@centurytel.com
                                    Investors: Tony Davis 318.388.9525
                                    tony.davis@centurytel.com

CenturyTel Reports First Quarter Earnings
-----------------------------------------

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for first quarter 2004.

o Operating revenues increased 2.7% to $593.7 million from $578.0 million.

o Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, rose to $310.5 million.

o Net income, excluding nonrecurring items, grew 3.2% to $83.3 million. Reported under GAAP, net income was $83.3 million compared to $83.9 million in first quarter 2003.

o Diluted earnings per share, excluding nonrecurring items, increased 3.6% to $.58 from $.56 in first quarter 2003. Reported under GAAP, diluted earnings per share for both first quarter 2004 and first quarter 2003 were $.58.

o Free cash flow (as defined in the attached financial schedules) was $148.5 million in first quarter 2004.

o During the first quarter, the Company repurchased 4,942,000 shares of common stock under its share repurchase program.

------------------------------------------------------------------------------
First Quarter Highlights (1)    Quarter Ended     Quarter Ended      % Change
 (In thousands, except            3/31/04           3/31/03
  per share amounts and
  customer units)
------------------------------------------------------------------------------

 Operating Revenues             $     593,704     $     578,014           2.7%
 Operating Cash Flow            $     310,549     $     306,579           1.3%
 Net Income                     $      83,279     $      80,696           3.2%
 Diluted Earnings
  Per Share                     $         .58     $         .56           3.6%
 Average Diluted
  Shares Outstanding                  143,347           143,797         (0.3)%
 Capital Expenditures           $      61,745     $      59,669           3.5%
------------------------------------------------------------------------------

 Telephone Access Lines             2,366,420         2,407,152         (1.7)%
 Long Distance Lines (2)              971,922           848,810          14.5%
 DSL Connections                       97,092            60,615          60.2%
------------------------------------------------------------------------------

(1) These results include adjustments for nonrecurring items and other non-GAAP financial measures. A reconciliation of these items to comparable GAAP measures is included in the attached financial schedules.
(2) Effective first quarter 2004, long distance units are reported on a line basis instead of a customer basis. First quarter 2003 has been restated on a line basis to ensure period-to-period comparability.

                                * * * * * * * *

     "CenturyTel achieved both revenue and earnings growth in the first quarter while continuing to generate strong free cash flow," Glen F. Post, III, chairman and chief executive officer, said. "We also made excellent progress with our share repurchase program announced in February, investing over $139 million to acquire more than 4.9 million shares of common stock."

     As previously announced, CenturyTel is presenting its results of operations in a single segment format beginning first quarter 2004. The Company is also reporting separate revenue components that align with its major products and services. However, CenturyTel is providing operating cash flow and operating income information on a consolidated basis only. Quarterly and full year 2003 financial results have been restated to conform to the single segment format and are included in the attached schedules.

     Operating revenues rose 2.7% to $593.7 million in first quarter 2004 from $578.0 million in first quarter 2003. This $15.7 million revenue increase was driven primarily by the fiber assets acquired during 2003, data revenue growth from DSL subscriber and data circuit additions and increased enhanced calling feature penetration. These increases more than offset revenue declines attributable to lower intrastate toll revenues and universal service funding, along with access line losses.

     Operating expenses, excluding nonrecurring items, increased 3.0% to $410.1 million, or $11.9 million over first quarter 2003. Cost of services and products increased $3.7 million primarily due to the fiber assets acquired during 2003. Selling, general and administrative expenses, excluding nonrecurring items, increased $8.0 million primarily due to the 2003 fiber asset acquisitions, increases in employee costs and increased marketing expenses.

     Operating cash flow, excluding nonrecurring items, increased 1.3% to $310.5 million from $306.6 million. CenturyTel achieved an operating cash flow margin, excluding nonrecurring items, of 52.3% during the quarter versus 53.0% in first quarter 2003.

     Net income, excluding nonrecurring items, increased 3.2% to $83.3 million from $80.7 million in first quarter 2003 due to a $3.7 million increase in operating income and lower interest expense, which were partially offset by the previously announced increase in state income taxes. Diluted earnings per share, excluding nonrecurring items, increased 3.6% to $.58 from $.56.

     "The launch of tiered DSL service during the first quarter across CenturyTel's more than 1.5 million DSL-enabled lines was well received as we added more than 13,600 DSL customers, a 90% increase over net additions in fourth quarter 2003. Additionally, a majority of these customers selected bundles with higher speed service offerings," Post said.

     For first quarter 2004, CenturyTel reported, under generally accepted accounting principles (GAAP), operating revenues of $593.7 million, a 2.7% increase from $578.0 million in first quarter 2003. The Company reported net income of $83.3 million and diluted earnings per share of $.58, compared to $83.9 million and $.58 per diluted share, respectively, in first quarter 2003. Net income in first quarter 2003 included a nonrecurring $5.0 million pre-tax partial recovery of amounts previously written off in connection with the WorldCom bankruptcy.

     For the second quarter 2004, CenturyTel expects total revenues of $590 to $605 million and diluted earnings per share of $.52 to $.56, which reflects $4.6 million of expenses in connection with the planned prepayment in early May of the Company's $100 million aggregate principal amount of Series B senior notes. For the full year 2004, diluted earnings per share is expected to be in the range of $2.20 to $2.35, an increase of $.15 over previously provided guidance. This increase in full year 2004 EPS guidance is primarily due to stronger first quarter revenues than expected, lower 2004 expenses than originally forecast and fewer fully diluted shares as a result of share repurchases during the first quarter.

     These outlook figures are presented on a GAAP basis, excluding non-recurring items and the potential impact of any future mergers, acquisitions, divestitures, share repurchases or other similar business transactions.

     Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company's performance, we believe these measurements assist readers in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available on the Company's Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

     Investor Call. As previously announced, CenturyTel's management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 800.346.2923. The call will be accessible for replay until 1:00 p.m. Central Time, May 6, 2004, by calling 800.332.6854 and entering the conference ID number 3383. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Company's Web site at www.centurytel.com.

     In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations, hiring adequate numbers of qualified staff, and successfully upgrading its billing and other information systems; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to collect its receivables from financially troubled communications companies; other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of April 29, 2004. The Company undertakes no obligation to update any of its forward-looking statements.

     CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to more than 3 million customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel at www.centurytel.com.

                                 * * * * * * * *

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)

                              Three months ended March 31, 2004      Three months ended March 31, 2003
                             ------------------------------------   -------------------------------------
                                                      As adjusted                            As adjusted                  Increase
                                             Less      excluding                   Less       excluding                  (decrease)
                                             non-         non-                     non-          non-       Increase     excluding
  In thousands, except            As       recurring   recurring        As       recurring    recurring    (decrease)   nonrecurring
   per share amounts           reported      items       items       reported      items        items      as reported     items
                             ------------  ----------  ----------   -----------  ----------  -----------   -----------  ------------

OPERATING REVENUES
  Local service              $    178,058           -     178,058       177,013          -      177,013         0.6%         0.6%
  Network access                  240,957           -     240,957       246,330          -      246,330        (2.2%)       (2.2%)
  Long distance                    44,589           -      44,589        42,560          -       42,560         4.8%         4.8%
  Data                             65,628           -      65,628        58,136          -       58,136        12.9%        12.9%
  Fiber transport
   and CLEC                        17,432           -      17,432         5,895          -        5,895       195.7%       195.7%
  Other                            47,040           -      47,040        48,080          -       48,080        (2.2%)       (2.2%)
                             ------------  ----------  ----------   -----------  ----------   ----------
                                  593,704           -     593,704       578,014          -      578,014         2.7%         2.7%
                             ------------  ----------  ----------   -----------  ----------   ----------

OPERATING EXPENSES
  Cost of services
   and products                   181,549           -     181,549       177,860          -       177,860         2.1%         2.1%
  Selling, general
   and administrative             101,606           -     101,606        88,616     (4,959)(1)    93,575        14.7%         8.6%
  Depreciation and
   amortization                   126,992           -     126,992       126,765          -       126,765         0.2%         0.2%
                             ------------  ----------  ----------   -----------  ----------   ----------
                                  410,147           -     410,147       393,241     (4,959)      398,200         4.3%         3.0%
                             ------------  ----------  ----------   -----------  ----------   ----------

OPERATING INCOME                  183,557           -     183,557       184,773      4,959       179,814        (0.7%)        2.1%

OTHER INCOME (EXPENSE)
  Interest expense                (52,543)          -     (52,543)      (55,592)         -       (55,592)       (5.5%)       (5.5%)
  Income from unconsolidated
   cellular entity                  2,059           -       2,059         1,569          -         1,569        31.2%        31.2%
  Other income and expense          2,304           -       2,304          (932)         -          (932)     (347.2%)     (347.2%)
  Income tax expense              (52,098)          -     (52,098)      (45,899)    (1,736)(2)   (44,163)       13.5%        18.0%
                             ------------  ----------  ----------   -----------  ----------   ----------
NET INCOME                   $     83,279           -      83,279        83,919      3,223        80,696        (0.8%)        3.2%
                             ============  ==========  ==========   ===========  ==========   ==========

BASIC EARNINGS PER SHARE     $       0.58           -        0.58          0.59       0.02          0.56        (1.7%)        3.6%
DILUTED EARNINGS PER SHARE   $       0.58           -        0.58          0.58       0.02          0.56           -%         3.6%

SHARES OUTSTANDING
  Basic                           142,585                 142,585       142,901                  142,901        (0.2%)       (0.2%)
  Diluted                         143,347                 143,347       143,797                  143,797        (0.3%)       (0.3%)

DIVIDENDS PER COMMON SHARE   $     0.0575                  0.0575         0.055                    0.055         4.5%         4.5%

NONRECURRING ITEMS
  (1) - Partial recovery of amounts previously written off in connection with WorldCom bankruptcy.
  (2)   - Tax effect of item (1).


                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2004 AND DECEMBER 31, 2003
                                   (UNAUDITED)

                                                 Mar. 31, Dec. 31, 2004 2003
                                            ---------------   ---------------
                                                      (in thousands)
                  ASSETS

CURRENT ASSETS
   Cash and cash equivalents               $        273,293           203,181
   Other current assets                             239,807           259,758
                                            ---------------   ---------------
      Total current assets                          513,100           462,939
                                            ---------------   ---------------

NET PROPERTY, PLANT AND EQUIPMENT
   Property, plant and equipment                  7,227,139         7,184,155
   Accumulated depreciation                      (3,838,323)       (3,728,674)
                                            ---------------   ---------------
      Net property, plant and equipment           3,388,816         3,455,481
                                            ---------------   ---------------

INVESTMENTS AND OTHER ASSETS
   Goodwill                                       3,426,714         3,425,001
   Other                                            567,875           552,431
                                            ---------------   ---------------
      Total investments and other assets          3,994,589         3,977,432
                                            ---------------   ---------------

TOTAL ASSETS                               $      7,896,505         7,895,852
                                            ===============   ===============

           LIABILITIES AND EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt    $        172,258            72,453
   Other current liabilities                        438,179           398,930
                                            ---------------   ---------------
      Total current liabilities                     610,437           471,383


LONG-TERM DEBT                                    3,016,992         3,109,302
DEFERRED CREDITS AND OTHER LIABILITIES              854,432           836,651
STOCKHOLDERS' EQUITY                              3,414,644         3,478,516
                                            ---------------   ---------------

TOTAL LIABILITIES AND EQUITY               $      7,896,505         7,895,852
                                            ===============   ===============


                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)


                                             Three months ended March 31, 2004       Three months ended March 31, 2003
                                            -----------------------------------    ------------------------------------
                                                                    As adjusted                             As adjusted
                                                            Less     excluding                     Less      excluding
                                                            non-       non-                        non-         non-
                                                 As      recurring   recurring          As      recurring    recurring
  In thousands                                reported     items       items         reported     items        items
                                            ----------------------  -----------    ----------------------   -----------
Consolidated operating cash
 flow and cash flow margin
   Operating income                        $   183,557           -      183,557       184,773       4,959(1)    179,814
   Add: Depreciation
    and amortization                           126,992           -      126,992       126,765           -       126,765
                                            ----------  ----------  -----------    ----------  ----------   -----------
   Consolidated operating
    cash flow                              $   310,549           -      310,549       311,538       4,959       306,579
                                            ==========  ==========  ===========    ==========  ==========   ===========

   Revenues                                $   593,704           -      593,704       578,014           -       578,014
                                            ==========  ==========  ===========    ==========  ==========   ===========
   Consolidated operating
    income margin (operating
    income divided by revenues)                  30.9%                    30.9%         32.0%                     31.1%
                                            ==========              ===========    ==========               ===========

   Consolidated cash flow
    margin (operating cash
    flow divided by revenues)                    52.3%                    52.3%         53.9%                     53.0%
                                            ==========              ===========    ==========               ===========


Free cash flow (prior to debt
 service requirements and
 dividends)
   Net income                              $    83,279           -       83,279        83,919       3,223(1)     80,696
   Add: Depreciation and
    amortization                               126,992           -      126,992       126,765           -       126,765
   Less: Capital expenditures                  (61,745)          -      (61,745)      (59,669)          -       (59,669)
                                            ----------  ----------  -----------    ----------  ----------   -----------
   Free cash flow                          $   148,526           -      148,526       151,015       3,223       147,792
                                            ==========  ==========  ===========    ==========  ==========   ===========

   Free cash flow                          $   148,526                                151,015
   Income from unconsolidated
    cellular entity                             (2,059)                                (1,569)
   Deferred income taxes                        26,673                                  9,502
   Changes in current assets
    and current liabilities                     57,695                                104,810
   Increase in other
    noncurrent assets                          (11,032)                                (6,751)
   Decrease in other
    noncurrent liabilities                      (3,949)                                  (588)
   Retirement benefits                          10,830                                  5,139
   Other, net                                   (4,989)                                (1,926)
   Add: Capital expenditures                    61,745                                 59,669
                                            ----------                             ----------
   Net cash provided by
    operating activities                   $   283,440                                319,301
                                            ==========                             ==========

   (1) Partial recovery of amounts previously written off in connection with WorldCom bankruptcy (presented on both a pre-tax and after-tax basis).



                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
   THREE MONTHS ENDED JUNE 30, 2003, SEPTEMBER 30, 2003 AND DECEMBER 31, 2003
                    RESTATED FOR SINGLE SEGMENT PRESENTATION *
                                   (UNAUDITED)

                           Three months ended June 30, 2003   Three months ended Sep. 30, 2003   Three months ended Dec. 31, 2003
                           --------------------------------   --------------------------------   ---------------------------------
                                                As adjusted                        As adjusted                         As adjusted
                                         Less    excluding                 Less     excluding                  Less      excluding
                                         non-       non-                   non-        non-                    non-        non-
In thousands, except            As    recurring  recurring         As    recurring  recurring        As     recurring   recurring
 per share amounts           reported   items      items        reported   items       items       reported   items       items
                           ---------- --------- -----------   --------------------------------   ---------- ---------  -----------
OPERATING REVENUES
  Local service           $   178,360         -     178,360      179,136         -     179,136      178,056         -      178,056
  Network access              248,220         -     248,220      252,757         -     252,757      254,155     1,500 (2)  252,655
  Long distance                43,201         -      43,201       45,207         -      45,207       42,916         -       42,916
  Data                         60,672         -      60,672       62,008         -      62,008       64,182         -       64,182
  Fiber transport
   and CLEC                     9,036         -       9,036       13,530         -      13,530       14,580         -       14,580
  Other                        47,240         -      47,240       47,626         -      47,626       48,714         -       48,714
                           ---------- --------- -----------   ---------- ---------  ----------   ---------- ---------   ----------
                              586,729         -     586,729      600,264         -     600,264      602,603     1,500      601,103
                           ---------- --------- -----------   ---------- ---------  ----------   ---------- ---------   ----------

OPERATING EXPENSES
  Cost of services
   and products               183,960         -     183,960      190,193         -     190,193      187,197         -      187,197
  Selling, general
   and administrative          89,723         -      89,723       94,561         -      94,561      101,452     7,500 (2)   93,952
  Depreciation
   and amortization           124,665         -     124,665      124,729         -     124,729      127,493         -      127,493
                           ---------- --------- -----------   ---------- ---------  ----------   ---------- ---------   ----------
                              398,348         -     398,348      409,483         -     409,483      416,142     7,500      408,642
                           ---------- --------- -----------   --------------------  ----------   ---------- ---------   ----------

OPERATING INCOME              188,381         -     188,381      190,781         -     190,781      186,461    (6,000)     192,461

OTHER INCOME (EXPENSE)
  Interest expense            (55,957)        -     (55,957)     (54,360)        -     (54,360)     (60,842)   (7,500)(2)  (53,342)
  Income from
   unconsolidated
   cellular entity              1,590         -       1,590        1,736         -       1,736        1,265         -        1,265
  Other income and
   expense                        974         -         974       (1,076)        -      (1,076)       3,188     3,000 (3)      188
  Income tax expense          (47,621)        -     (47,621)     (46,102)    2,527(1)  (48,629)     (47,630)    3,675 (4)  (51,305)
                           ---------- --------- -----------   ---------- ---------  ----------   ---------- ---------   ----------
NET INCOME                $    87,367         -      87,367       90,979     2,527      88,452       82,442    (6,825)      89,267
                           ========== ========= ===========   ========== =========  ==========   ========== =========   ==========

BASIC EARNINGS
 PER SHARE                $      0.61         -        0.61         0.63      0.02        0.61         0.57     (0.05)        0.62
DILUTED EARNINGS
 PER SHARE                $      0.60         -        0.60         0.63      0.02        0.61         0.57     (0.05)        0.61

SHARES OUTSTANDING
  Basic                       143,329               143,329      143,897               143,897      144,204                144,204
  Diluted                     144,475               144,475      145,171               145,171      145,354                145,354

DIVIDENDS PER
 COMMON SHARE             $     0.055                 0.055        0.055                 0.055        0.055                  0.055

* Results of operations for 2003 have been restated to conform to the Company's 2004 presentation of a single reportable segment. In connection with this restatement, the Company has, among other things, (i) eliminated certain 2003 revenues arising out of previously-reported intersegment transactions (which reduced operating expenses by a like amount and therefore had no impact on operating income), and (ii) reclassified depreciation expense related to certain service subsidiaries of the Company to depreciation expense from operating expenses. Previously with multiple segment presentation, such costs were allocated to the Company's regulated telephone operations as an operating expense.

NONRECURRING ITEMS
   (1)   - Net out of period income tax adjustments.
   (2) - Operating taxes, including related revenue effect, and interest associated with various operating tax audits.
   (3) - Reversal of costs previously accrued to defend unsolicited takeover proposal.
   (4)   - Tax effect of items (2) and (3).



                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                      TWELVE MONTHS ENDED DECEMBER 31, 2003
                   RESTATED FOR SINGLE SEGMENT PRESENTATION *
                                   (UNAUDITED)

                                                       Twelve months ended December 31, 2003
                                                 -------------------------------------------------
                                                                                      As adjusted
                                                                        Less           excluding
                                                                        non-              non-
                                                         As          recurring         recurring
In thousands, except per share amounts               reported           items             items
                                                 -------------    -------------    ---------------
OPERATING REVENUES
   Local service                                       712,565                -            712,565
   Network access                                    1,001,462            1,500 (2)        999,962
   Long distance                                       173,884                -            173,884
   Data                                                244,998                -            244,998
   Fiber transport and CLEC                             43,041                -             43,041
   Other                                               191,660                -            191,660
                                                 -------------    -------------    ---------------
                                                     2,367,610            1,500          2,366,110
                                                 -------------    -------------    ---------------

OPERATING EXPENSES
   Cost of services and products                       739,210                -            739,210
   Selling, general and administrative                 374,352            2,541 (1)        371,811
   Depreciation and amortization                       503,652                -            503,652
                                                 -------------    -------------    ---------------
                                                     1,617,214            2,541          1,614,673
                                                 -------------    -------------    ---------------

OPERATING INCOME                                       750,396           (1,041)           751,437

OTHER INCOME (EXPENSE)
   Interest expense                                   (226,751)          (7,500)(2)       (219,251)
   Income from unconsolidated
    cellular entity                                      6,160                -              6,160
   Other income and expense                              2,154            3,000 (3)           (846)
   Income tax expense                                 (187,252)           4,466 (4)       (191,718)
                                                 -------------    -------------    ---------------
NET INCOME                                             344,707           (1,075)           345,782
                                                 =============    =============    ===============

BASIC EARNINGS PER SHARE                                  2.40            (0.01)              2.41
DILUTED EARNINGS PER SHARE                                2.38            (0.01)              2.39

SHARES OUTSTANDING
   Basic                                               143,583                             143,583
   Diluted                                             144,700                             144,700

DIVIDENDS PER COMMON SHARE                                0.22                                0.22

* Results of operations for 2003 have been restated to conform to the Company's 2004 presentation of a single reportable segment. In connection with this restatement, the Company has, among other things, (i) eliminated certain 2003 revenues arising out of previously-reported intersegment transactions (which reduced operating expenses by a like amount and therefore had no impact on operating income), and (ii) reclassified depreciation expense related to certain service subsidiaries of the Company to depreciation expense from operating expenses. Previously with multiple segment presentation, such costs were allocated to the Company's regulated telephone operations as an operating expense.

NONRECURRING ITEMS
   (1) - Includes operating taxes associated with various audits ($7.5 million), net of partial recovery of amounts previously written off in connection with WorldCom bankruptcy ($5.0 million).
   (2) - Includes interest cost ($7.5 million) associated with various operating tax audits and revenue effect of operating taxes in (1) above ($1.5 million).
   (3) - Reversal of costs previously accrued to defend unsolicited takeover proposal.
   (4) - Net out of period income tax adjustments ($2.5 million credit), net of tax effect of items (1) through (3).


                                 * * * * * * * *

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CenturyTel, Inc.

April 29, 2004                         By: /s/ Neil A. Sweasy
                                         ----------------------
                                         Neil A. Sweasy
                                         Vice President and Controller